Exhibit 99.1

TransDigm Group Reports Fiscal 2019 Fourth Quarter and Year-End Results

Cleveland, Ohio, November 19, 2019/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fourth quarter ended September 30, 2019.
Fourth quarter highlights include:

•	Net sales of $1,541.3 million, up 46.9% from $1,049.4 million;

•	Net income from continuing operations of $316.0 million, up 37.2% from $230.3 million;

•	Earnings per share from continuing operations of $4.08, down 1.4% from $4.14;

•	EBITDA As Defined of $707.2 million, up 34.8% from $524.8 million; and

•	Adjusted earnings per share of $5.62, up 26.6% from $4.44.
Fiscal 2019 highlights include:

•	Net sales of $5,223.2 million, up 37.1% from $3,811.1 million;

•	Net income from continuing operations of $839.3 million, down 12.7% from $961.5 million;

•	Earnings per share from continuing operations of $12.94, down 20.5% from $16.28;

•	EBITDA As Defined of $2,418.8 million, up 28.9% from $1,876.6 million; and

•	Adjusted earnings per share of $18.27, up 2.5% from $17.83.
On September 20, 2019, TransDigm completed the divestiture of its Esterline Interface Technologies (EIT) group of businesses to an affiliate of KPS Capital Partners, LP for approximately $190 million. On July 21, 2019 TransDigm received a binding offer pursuant to a put option agreement from Eaton Corporation plc (NYSE:ETN) for the acquisition by Eaton of Souriau-Sunbank Connection Technologies (Souriau-Sunbank) in a transaction valued at approximately $920 million. The transaction is expected to be completed during the fourth quarter of calendar 2019. Accordingly, the EIT and Souriau-Sunbank results are presented as discontinued operations, and as such, $126.6 million of net sales and $25.5 million of EBITDA As Defined are excluded from continuing operations for the quarter. Net sales of $294.0 million and $63.3 million of EBITDA As Defined are excluded for the full fiscal year. Both EIT and Souriau-Sunbank were acquired by TransDigm in March 2019 as part of the Esterline Technologies acquisition.
The acquisition of Esterline as well as the associated financing, the subsequent divestiture of EIT, and the expected divestiture of Souriau-Sunbank significantly impacted certain year-over-year comparisons.
Net sales for the quarter rose 46.9%, or $491.9 million, to $1,541.3 million from $1,049.4 million in the comparable quarter a year ago. Organic sales growth was 8.0%. Acquisition sales contributed $407.6 million, substantially all from Esterline.
Net income from continuing operations for the quarter increased 37.2% to $316.0 million, or $4.08 per share, compared to $230.3 million, or $4.14 per share, in the comparable quarter a year ago. The increase in net income from continuing operations primarily reflects the increase in net sales described above partially offset by higher operating costs attributable to Esterline, as well as higher interest expense.

GAAP earnings per share were reduced in the quarter by $1.54 per share, representing dividend equivalent payments made in the fourth quarter related to the $30.00 per share dividend declared and paid in the quarter. No dividend equivalent payments were made during the fourth quarter of fiscal 2018.
Net income from discontinued operations for the quarter was $30.9 million, or $0.55 per share, compared to a net loss of $1.5 million, or $0.03 loss per share in the comparable period a year ago.
Adjusted net income for the quarter increased 28.1% to $316.4 million, or $5.62 per share, from $247.0 million, or $4.44 per share, in the comparable quarter a year ago.
EBITDA for the quarter increased 43.1% to $700.2 million from $489.4 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 34.8% to $707.2 million compared with $524.8 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 45.9%.
“We are pleased with our operating results and the strength of the consolidated TransDigm business," stated Kevin Stein, TransDigm Group's President and Chief Executive Officer. "Our consolidated business performed exceptionally well in the fourth quarter with good growth in all major end markets. The Esterline acquisition continues to track ahead of our expectations."
Financing Activity Subsequent to the Quarter
On November 13, 2019, TransDigm successfully completed a private offering of $2.65 billion of 5.50% senior subordinated notes due 2027. TransDigm will use a portion of the net proceeds from the offering to redeem all of its $1.15 billion of outstanding 6.0% senior subordinated notes due 2022. The remaining net proceeds will be used for general corporate purposes, which may include potential future acquisitions, dividends or repurchases under its stock repurchase program.
Full Fiscal Year Results
Fiscal 2019 net sales rose 37.1%, or $1,412.1 million, to $5,223.2 million from $3,811.1 million in the comparable period last year. Organic sales growth was 10.5%. Acquisition sales contributed $1,010.5 million, primarily from Esterline.
Fiscal 2019 net income from continuing operations declined 12.7% to $839.3 million, or $12.94 per share, compared to $961.5 million, or $16.28 per share, in the comparable period last year. The increase in net sales described above was offset primarily by higher operating costs and acquisition-related expenses attributable to Esterline, as well as higher interest expense and effective tax rate related to the new debt. Excluding these negative impacts, the strong operating performance of the legacy TransDigm business would have translated to higher net income and earnings per share growth. Further, fiscal 2018 net income includes a one-time provisional benefit of $146.4 million, or $2.63 per share due to the enactment of tax reform.
GAAP earnings per share were reduced in both 2019 and 2018 by $1.97 per share and $1.01 per share, respectively, representing dividend equivalent payments made during each year.
Net income from discontinued operations in fiscal 2019 was $50.4 million, or $0.90 per share, compared to a net loss of $4.5 million, or $0.08 loss per share in the comparable period a year ago.
Fiscal 2019 adjusted net income increased 3.7% to $1,028.1 million, or $18.27 per share, from $991.2 million, or $17.83 per share, in the comparable period a year ago.

Fiscal 2019 EBITDA increased 20.8% to $2,148.3 million from $1,778.4 million for the comparable period a year ago. EBITDA As Defined for the period increased 28.9% to $2,418.8 million compared with $1,876.6 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 46.3%.
Mr. Stein continued, "Fiscal 2019 was a busy but very successful year for TransDigm. Full year organic revenue growth was strong at 10.5%, we completed the largest acquisition in our history and returned $30 per share, or approximately $1.7 billion, to our shareholders in the form of special dividend paid in August. The recently completed financing transactions will leave us with significant liquidity and financial flexibility to meet any capital market requirements or other opportunities. We look forward to fiscal 2020 and the opportunity to continue to create value for our stakeholders."
Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Fiscal 2020 Outlook
Assuming no additional acquisitions or divestitures, TransDigm expects fiscal 2020 financial guidance to be as follows:

•	Net sales are anticipated to be in the range of $6,175 million to $6,325 million compared with $5,223 million in fiscal 2019;

•	Net income from continuing operations is anticipated to be in the range of $1,000 million to $1,080 million compared with $839 million in fiscal 2019;

•
Earnings per share from continuing operations is expected to be in the range of $16.30 to $17.70 per share based upon weighted average shares outstanding of 57.4 compared with $12.94 per share in fiscal 2019;

•	EBITDA As Defined is anticipated to be in the range of $2,775 million to $2,875 million compared with $2,419 million in fiscal 2019;

•	Adjusted earnings per share is expected to be in the range of $19.80 to $21.20 per share compared with $18.27 per share in fiscal 2019; and

•	Fiscal 2020 outlook is based on the following market growth assumptions:

◦	Commercial aftermarket revenue growth in the mid to high-single-digit percentage range;

◦	Commercial OEM revenue growth in low to mid-single-digit percentage range; and

◦	Defense revenue growth in mid-single-digit percentage range.
Please see the attached table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance mid-point estimated for the fiscal year ending September 30, 2020.

Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on November 19, 2019, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 221-1741 and enter the passcode 3056534. International callers should dial (270) 215-9922 and use the same passcode. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for one week by dialing (855) 859-2056 and entering the passcode 3056534. International callers should dial (404) 537-3406 and use the same passcode.
About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seat belts and safety restraints, engineered interior surfaces and related components, advanced sensor products, switches and relay panels, advanced displays, thermal protection and insulation, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.
TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm

Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2020 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future geopolitical or worldwide events; cyber-security threats and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions, including our acquisition of Esterline; our indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 1
SEPTEMBER 30, 2019 AND SEPTEMBER 30, 2018
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
NET SALES	$1,541,320	$1,049,434	$5,223,203	$3,811,126
COST OF SALES	659,238	452,168	2,413,932	1,633,616
GROSS PROFIT	882,082	597,266	2,809,271	2,177,510
SELLING AND ADMINISTRATIVE EXPENSES	211,960	123,468	747,773	449,676
AMORTIZATION OF INTANGIBLE ASSETS	55,131	18,661	134,952	72,454
INCOME FROM OPERATIONS	614,991	455,137	1,926,546	1,655,380
INTEREST EXPENSE - NET	245,297	173,232	859,753	663,008
REFINANCING COSTS	725	486	3,013	6,396
OTHER EXPENSE (INCOME)	1,753	(446)	915	419
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	367,216	281,865	1,062,865	985,557
INCOME TAX PROVISION	50,059	51,571	221,986	24,021
INCOME FROM CONTINUING OPERATIONS INCLUDING NONCONTROLLING INTERESTS	317,157	230,294	840,879	961,536
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	30,870	(1,531)	50,432	(4,474)
NET INCOME INCLUDING NONCONTROLLING INTERESTS	348,027	228,763	891,311	957,062
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1,157)	—	(1,541)	—
NET INCOME ATTRIBUTABLE TO TD GROUP	$346,870	$228,763	$889,770	$957,062
NET INCOME APPLICABLE TO TD GROUP COMMON STOCK	$260,158	$228,763	$778,749	$900,914
Net earnings per share attributable to TD Group stockholders:
Net earnings per share from continuing operations - basic and diluted	$4.08	$4.14	$12.94	$16.28
Net earnings (loss) per share from discontinued operations - basic and diluted	0.55	(0.03)	0.90	(0.08)
Net earnings per share	$4.63	$4.11	$13.84	$16.20
Weighted-average shares outstanding:
Basic and diluted	56,265	55,595	56,265	55,597

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 2
SEPTEMBER 30, 2019 AND SEPTEMBER 30, 2018
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income including noncontrolling interests	$348,027	$228,763	$891,311	$957,062
Less: Income (Loss) from discontinued operations, net of tax (1)	30,870	(1,531)	50,432	(4,474)
Income from continuing operations including noncontrolling interests	317,157	230,294	840,879	961,536
Adjustments:
Depreciation and amortization expense	87,707	34,310	225,700	129,844
Interest expense, net	245,297	173,232	859,753	663,008
Income tax provision	50,059	51,571	221,986	24,021
EBITDA	700,220	489,407	2,148,318	1,778,409
Adjustments:
Acquisition-related expenses and adjustments (2)	(16,444)	11,510	168,898	28,450
Non-cash stock compensation expense (3)	23,280	22,070	93,362	58,481
Refinancing costs (4)	99	486	3,013	6,396
Other, net (5)	(5)	1,288	5,210	4,822
Gross Adjustments to EBITDA	6,930	35,354	270,483	98,149
EBITDA As Defined	$707,150	$524,761	$2,418,801	$1,876,558
EBITDA As Defined, Margin (6)	45.9%	50.0%	46.3%	49.2%

(1) The fiscal 2019 results include the divestitures of Souriau-Sunbank (expected Q1 fiscal 2020) and EIT (September 2019). The fiscal 2018 results include the divestiture of Schroth (January 2018).

(2) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred. Includes adjustments recorded during the fourth quarter of fiscal 2019 related to purchase accounting for the Esterline acquisition as permissible during the one year measurement period and reclassifications to discontinued operations

(3) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(4) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

(6) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 3
SEPTEMBER 30, 2019 AND SEPTEMBER 30, 2018
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Reported Earnings Per Share
Income from continuing operations including noncontrolling interests	$317,157	$230,294	$840,879	$961,536
Net income attributable to noncontrolling interests	(1,157)	—	(1,541)	—
Net income from continuing operations attributable to TD Group	316,000	230,294	839,338	961,536
Less dividends paid on participating securities	(86,712)	—	(111,021)	(56,148)
	229,288	230,294	728,317	905,388
Income (Loss) from discontinued operations, net of tax	30,870	(1,531)	50,432	(4,474)
Net income applicable to TD Group common stock - basic and diluted	$260,158	$228,763	$778,749	$900,914
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	53,376	52,654	53,091	52,345
Vested options deemed participating securities	2,889	2,941	3,174	3,252
Total shares for basic and diluted earnings per share	56,265	55,595	56,265	55,597
Net earnings per share attributable to TD Group from continuing operations - basic and diluted	$4.08	$4.14	$12.94	$16.28
Net earnings (loss) per share attributable to TD Group from discontinued operations - basic and diluted	0.55	(0.03)	0.90	(0.08)
Basic and diluted earnings per share	$4.63	$4.11	$13.84	$16.20
Adjusted Earnings Per Share
Net income from continuing operations	$317,157	$230,294	$840,879	$961,536
Gross adjustments to EBITDA	6,930	35,354	270,483	98,149
Purchase accounting backlog amortization	19,852	1,133	38,795	4,241
Tax adjustment	(27,562)	(19,740)	(122,010)	(72,738)
Adjusted net income	$316,377	$247,041	$1,028,147	$991,188
Adjusted diluted earnings per share under the two-class method	$5.62	$4.44	$18.27	$17.83
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from continuing operations	$4.08	$4.14	$12.94	$16.28
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	1.54	—	1.97	1.01
Non-cash stock compensation expense	0.33	0.31	1.24	0.96
Acquisition-related expenses	0.05	0.18	2.77	0.54
Refinancing costs	—	0.01	0.04	0.10
Reduction in income tax provision due to excess tax benefits on stock compensation	(0.40)	(0.21)	(0.79)	(1.14)
Other, net	0.02	0.01	0.10	0.08
Adjusted earnings per share	5.62	4.44	18.27	17.83
Less: One-time impact of tax reform	—	—	—	(2.63)
Adjusted earnings per share	$5.62	$4.44	$18.27	$15.20

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH		Table 4
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE FISCAL YEARS ENDED
SEPTEMBER 30, 2019 AND SEPTEMBER 30, 2018
(Amounts in thousands)
(Unaudited)
	Fiscal Years Ended
	September 30, 2019	September 30, 2018
Net cash provided by operating activities	$1,015,472	$1,022,173

Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	205,112	4,936
Interest expense - net (1)	831,719	640,880
Income tax provision - current	209,212	175,661
Non-cash stock compensation expense (2)	(93,362)	(58,481)
Refinancing costs (4)	(3,013)	(6,396)
EBITDA from discontinued operations (6)	(16,822)	(364)
EBITDA	2,148,318	1,778,409
Adjustments:
Acquisition-related expenses (3)	168,898	28,450
Non-cash stock compensation expense (2)	93,362	58,481
Refinancing costs (4)	3,013	6,396
Other, net (5)	5,210	4,822
EBITDA As Defined	$2,418,801	$1,876,558

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(4) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

(6) The fiscal 2019 results include the divestitures of Souriau-Sunbank (expected Q1 fiscal 2020) and EIT (September 2019). The fiscal 2018 results include the divestiture of Schroth (January 2018).

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in thousands)
(Unaudited)
	September 30, 2019	September 30, 2018
Cash and cash equivalents	$1,467,486	$2,073,017
Trade accounts receivable - net	1,067,603	704,310
Inventories - net	1,232,649	805,292
Current portion of long-term debt	80,213	75,817
Short-term borrowings-trade receivable securitization facility	349,519	299,519
Accounts payable	276,590	173,603
Accrued current liabilities	675,695	351,443
Long-term debt	16,469,221	12,501,946
Total TD Group stockholders' deficit	(2,894,905)	(1,808,471)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS
PER SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MID-POINT
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2020
(Amounts in millions, except per share amounts)	Table 6
(Unaudited)

GUIDANCE MID-POINT
Year Ended
September 30,
2020
Net income	$1,040
Adjustments:
Depreciation and amortization expense	302
Interest expense - net	1,020
Income tax provision	317
EBITDA	2,679
Adjustments:
Acquisition-related expenses and adjustments (1) and other, net (1)	29
Non-cash stock compensation expense (1)	96
Refinancing costs (1)	21
Gross Adjustments to EBITDA	146
EBITDA As Defined	$2,825
EBITDA As Defined, Margin (1)	45.2%

Earnings per share	$17.00
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	1.12
Non-cash stock compensation expense	1.27
Acquisition-related expenses and adjustments and other, net	1.20
Refinancing costs	0.28
Reduction in income tax provision due to excess tax benefits on stock compensation	(0.37)
Adjusted earnings per share	$20.50

Weighted-average shares outstanding	57.4
(1) Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.